EXHIBIT 24

POWER OF ATTORNEY
FORM 10-K ANNUAL REPORT FOR FISCAL 2008

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of Becton, Dickinson and Company, a New Jersey corporation (the “Company”), hereby constitutes and appoints Edward J. Ludwig, John R. Considine, Jeffrey S. Sherman and Dean J. Paranicas, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2008, and any amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 25th day of November, 2008.

/s/ Basil L. Anderson	/s/ Gary A. Mecklenburg
Basil L. Anderson	Gary A. Mecklenburg

/s/ Henry P. Becton, Jr.	/s/ Cathy E. Minehan
Henry P. Becton, Jr.	Cathy E. Minehan

/s/ Edward F. DeGraan	/s/ James F. Orr
Edward F. DeGraan	James F. Orr

/s/ Claire M. Fraser-Liggett	/s/ Willard J. Overlock, Jr.
Claire M. Fraser-Liggett	Willard J. Overlock, Jr.

/s/ Marshall O. Larsen	/s/ Bertram L. Scott
Marshall O. Larsen	Bertram L. Scott

/s/ Adel A.F. Mahmoud	/s/ Alfred Sommer
Adel A.F. Mahmoud	Alfred Sommer